EXHIBIT 21.1

SUBSIDIARIES OF HEALTHCARE BUSINESS RESOURCES INC.

HBR Business Development, LLC - incorporated in Delaware on January 21, 2020.

UPlus Health, LLC, a Delaware limited liability company, incorporated in Delaware on June 15, 2021.